Exhibit 10.15

FIRST AMENDMENT TO THE

SIXTH AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT

OF

COTTONWOOD RESIDENTIAL O.P., LP

This First Amendment (the “Amendment”) to the Sixth Amended and Restated Limited Partnership Agreement of Cottonwood Residential O.P., LP, a Delaware limited partnership (the “Partnership”), is entered into effective as of October 20, 2021 (this “Agreement”) and is entered into by and among Cottonwood Communities GP Subsidiary, LLC, a Maryland limited liability company (the “General Partner”), CC Advisors III, LLC, a Delaware limited liability company (the “Special Limited Partner”), and the Limited Partners set forth on Exhibit A to the Agreement. Capitalized terms used in this Amendment are defined as set forth in the Agreement.

WHEREAS, the General Partner and the Limited Partners have determined it to be in the best interest of the Company to make certain changes to the Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the preceding, the General Partners hereby amend the Partnership Agreement as follows:

1. Section 1 of the Partnership Agreement is amended to add the following definitions:

“Class” means a class of REIT Shares or Partnership Units, as the context may require.

“Class A REIT Shares” means the Class of REIT Shares designated as “Class A Common Stock” under the General Partner’s Articles of Incorporation.

“Class A Unit” means a Partnership Unit entitling the holder thereof to the rights of a holder of a Class A Unit as provided in this Agreement.

“Class D REIT Shares” means the Class of REIT Shares designated as “Class D Common Stock” under the General Partner’s Articles of Incorporation.

“Class D Unit” means a Partnership Unit entitling the holder thereof to the rights of a holder of a Class D Unit as provided in this Agreement.

“Class I REIT Shares” means the Class of REIT Shares designated as “Class I Common Stock” under the General Partner’s Articles of Incorporation.

“Class I Unit” means a Partnership Unit entitling the holder thereof to the rights of a holder of a Class I Unit as provided in this Agreement.

“Class T REIT Shares” means the Class of REIT Shares designated as “Class T Common Stock” under the General Partner’s Articles of Incorporation.

“Class T Unit” means a Partnership Unit entitling the holder thereof to the rights of a holder of a Class T Unit as provided in this Agreement.

“Class TX REIT Shares” means the Class of REIT Shares designated as “Class TX Common Stock” under the General Partner’s Articles of Incorporation.

“Class TX Unit” means a Partnership Unit entitling the holder thereof to the rights of a holder of a Class TX Unit as provided in this Agreement.

2. The following shall be added as Section 4.15:

4.15. Classes of Partnership Units. The General Partner is hereby authorized to cause the Partnership to issue Partnership Units designated in Classes. Each such Class shall have the rights and obligations attributed to that Class under this Agreement; provided that the fees and expenses associated with the Classes of Partnership Units may be adjusted in accordance with the fees and expenses paid with the sale of the corresponding Class of REIT Shares sold. The Partnership shall have the following Classes:

4.15.1. Class A Units. The Class A Units shall be Common Units and shall represent the prior issuance of Common Units (other than the Class TX Units) consistent with the Class A REIT Shares. No upfront selling commissions, dealer manager fees or distribution fees are payable with respect to the Class A Units consistent with the Class A REIT Shares.

4.15.2. The Class D Units. The Class D Units shall be Common Units except that a distribution fee shall be payable equal to 0.25% per annum on the Share NAV of the Class D Units consistent with the Class D REIT Shares.

4.15.1. The Class I Units. The Class I Units shall be Common Units. No upfront selling commissions, dealer manager fees or distribution fees are payable with respect to the Class I Units consistent with the Class I REIT Shares.

4.15.2. The Class T Units. The Class T Units shall be Common Units except that a distribution fee shall be payable equal to 0.85% per annum of the Share NAV of the Class T Units. In addition, the Class T REIT Shares shall be issued subject to a 3% selling commission and a 0.5% dealer manager fee.

4.15.2. The Class TX Units. The Class TX Units shall be Common Units and shall represent the prior issuance of Common Units (other than Class A Units) consistent with the Class TX REIT Shares. No upfront selling commissions, dealer manager fees or distribution fees are payable with respect to the Class TX Units consistent with the Class TX REIT Shares.

3. The following should be added as a new Section 6.1.6:

6.1.6 The amount distributed per Partnership Unit of any Class may differ from the amount per Partnership Unit of another Class on account of differences in Class-specific expense allocations with respect to REIT Shares. The Board of Directors of CCI shall make such determinations regarding the Class distributions in their reasonable discretion. Any such differences shall correspond to differences in the amount of distributions per REIT Share for REIT Shares of different Classes, with the same adjustments being made to the amount of distributions per Partnership Unit for Partnership Units of a particular Class as are made to the distributions per REIT Share by the General Partner with respect to REIT Shares having the same Class designation.

4. The following shall be added as Section 7.13:

7.13. Repurchases and Exchanges of REIT Shares.

(a) Repurchases. If CCI repurchases any REIT Shares (other than REIT Shares repurchased with proceeds received from the issuance of other REIT Shares), then the General Partner shall cause the Partnership to purchase from the General Partner a number of Partnership Units having the same Class designation as the redeemed REIT Shares for that Class of Partnership Units on the same terms that CCI repurchased such REIT Shares (including any applicable discount to Share NAV).

(b) Exchanges. If CCI exchanges any REIT Shares of any Class (“Exchanged REIT Shares”) for, or converts any REIT Shares of any Class to, REIT Shares of a different Class (“Received REIT Shares”), then the General Partner shall, and shall cause the Partnership to, exchange or convert a number of Partnership Units having the same Class designation as the Exchanged REIT Shares, for Partnership Units having the same Class designation as the Received REIT Shares on the same terms that CCI exchanged or converted the Exchanged REIT Shares.

5. The following shall be added as Section 13.6:

13.6. Distributions Upon Liquidation. Immediately before liquidation of the Partnership, the Class T Units and Class D Units will automatically convert to Class I Units in proportion to the Share NAV per Unit. The resulting Class I, the Class A and the Class TX Units shall share on a Unit by Unit basis in all Distributions.

6. Exhibit I, “Partnership Unit Designation of the Series 2019 Preferred Units,” shall be amended to increase the number of preferred units from 10,000,000 to 12,500,000. Accordingly, the first sentence of section 1 of Exhibit I, “Number of Units and Designation,” is deleted in its entirety and replaced with the following:

A class of Preferred Units is hereby designated as “Series 2019 Preferred Units,” and the number of Preferred Units constituting such class shall equal 12,500,000.

7. As amended hereby, the Agreement shall continue in full force and effect.

8. The terms and provisions of this Amendment shall be binding upon and shall inure to the benefit of the successors and assigns of the respective Limited Partners.

9. This Amendment may be executed in several counterparts, and all so executed shall constitute one Agreement, binding on all of the parties hereto, notwithstanding that all of the parties are not signatory to the original or the same counterpart.

10. Any electronic signature of a party to this Amendment and of a party to take any action related to this Amendment shall be valid as an original signature and shall be effective and binding. Any such electronic signature (including the signature(s) to this Amendment) shall be deemed (i) to be “written” or “in writing,” (ii) to have been signed and (iii) to constitute a record established and maintained in the ordinary course of business and an original written record when printed from electronic files.

IN WITNESS WHEREOF, this Amendment is effective as of the date first set forth above.

GENERAL PARTNER:

Cottonwood Communities GP Subsidiary, LLC, a Maryland limited liability company

By:	Cottonwood Communities, Inc., a Maryland corporation, its sole member

	By:	/s/ Enzio Cassinis
Enzio Cassinis, President

SPECIAL LIMITED PARTNER:

CC Advisors III, LLC, a Delaware limited liability company

By:	Cottonwood Communities Advisors, LLC, a Delaware limited liability, its sole member

	By:	/s/ Gregg Christensen
Gregg Christensen, Chief Legal Officer

LIMITED PARTNERS:

Executed on behalf of the Limited Partners pursuant to the power of attorney set forth in Section 9.2 of the Sixth Amended and Restated Agreement and pursuant to the Merger Agreements

Cottonwood Communities GP Subsidiary, LLC, a Maryland limited liability company

By:	Cottonwood Communities, Inc., a Maryland corporation, its sole member

	By:	/s/ Enzio Cassinis
Enzio Cassinis, President

4